Exhibit 3

Attorney's Certification

I the undersigned, Omer Muchtar, Psagot Securities Ltd.'s Attorney, hereby certify as follows:

1.	The above composition of signatures is binding on Psagot Securities Ltd. in respect of the attached report.

2.
The above authorized signatories signed this document before me and were identified by me in person according to an identity card, as required by and in accordance with the Prohibition on Money Laundering Law, 5760-2000 and the orders pursuant thereto.

3.	The resolution concerning Psagot Securities Ltd.'s authorized signatories was duly adopted, in accordance with Psagot Securities Ltd.'s incorporation documents.

February 15, 2017 ______________ Date	/s/ Omer Muchrar ______________________ Omer Muchrar, Adv. Lic. No. 42077 Attorney (signature & stamp)